UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

BELLEROPHON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36845	47-3116175
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02	Termination of a Material Definitive Agreement.

Effective April 26, 2017, Bellerophon Therapeutics, Inc. (the “Company”) terminated the At Market Issuance Sales Agreement (the “Sales Agreement”) entered into on May 27, 2016 with FBR Capital Markets & Co. and MLV & Co. LLC (collectively, the “Distribution Agents”) to sell shares of its common stock, par value $0.01 per share (the “common stock”) having an aggregate offering price of up to $5,700,000 through the Distribution Agents. The Company has decided to terminate the Sales Agreement because it does not intend to utilize the Sales Agreement to raise additional capital.

All sales under the Sales Agreement were required to be made under the Company’s effective shelf registration statement on Form S-3 (File No. 333-211166) filed with the Securities and Exchange Commission and the related prospectus supplement dated May 27, 2016 and filed on May 27, 2016.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 1.1 to a Current Report on Form 8-K filed by the Company on May 27, 2016 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: May 2, 2017	/s/ Megan Schoeps
Megan Schoeps
Controller and Principal Financial Officer